Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Ensysce Biosciences, Inc.

(Exact Name of Each Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered(1)		Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate(2)	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (“Common Stock”) underlying warrants to purchase Common Stock(3)(4)	457	(c)	29,469,869	(3)	$0.22645	$6,673,451.80		$1,021.71
Fees Previously Paid										$-
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$6,673,451.80		$1,021.71
	Total Fees Previously Paid									-
	Total Fee Offsets									-
	Net Fee Due									$1,021.71

(1)	The shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), offered hereby also include such presently indeterminate number of shares of Common Stock as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee at a fee rate of 0.0001531 ($153.10 per $1 million), the proposed maximum offering price per share is $0.22645, which is the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on October 7, 2024, which date is within five business days prior to filing this Registration Statement.
(3)	Represents an aggregate of 29,469,869 shares of common stock registered for sale by the selling stockholders named in this registration statement consisting of: 14,358,450 shares of Common Stock, underlying those certain Series A-3 warrants, 14,358,450 shares of Common Stock underlying those certain Series A-4 warrants, and 752,969 shares of Common Stock underlying those certain Placement Agent Warrants that were issued in certain private transactions described herein (after giving effect to certain potential anti-dilution and other adjustments).